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                                                                    EXHIBIT 23.2


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83606) of Price Legacy Corporation and in the related Prospectus; and the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-62723, 33-69607) pertaining to The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan, As Amended and The Price Enterprises Directors' 1995 Stock Option Plan, As Amended, The Price Enterprises, Inc. 2001 Stock Option and Incentive Plan and The 1998 Stock Option Plan of Excel Legacy Corporation of our report dated January 19, 2001 (except for Note 13, as to which the date is January 26, 2001), with respect to the consolidated financial statements and schedules of Price Enterprises, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                               ERNST & YOUNG LLP


San Diego, California
March 21, 2002